DRAFT AUGUST 24, 2006 5:00 P.M.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  [x]   Filed by a Party other than the Registrant

Check the appropriate box:

[x]	Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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American Enterprise Development Corporation

1240 Blalock Road, Suite 150

Houston, Texas 77055

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of American Enterprise Development Corporation (the “Company”), to be held on September 22, 2006, at 1:00 p.m., local time, at 7606 Kevin Drive, Dallas, Texas 75248, for the following purpose:

[x]

To consider and vote upon a proposal to authorize the Board of Directors to withdraw the Company’s election to be regulated as a business development company pursuant to Section 54(c) of the Investment Company Act of 1940, as amended.

 Our board of directors has set a record date of September 1, 2006, 2006 for this special meeting of the Company’s shareholders.

All shareholders are encouraged to vote their shares, either by voting in person at the special meeting of shareholders or by completing, signing, dating and returning the yellow proxy card in the enclosed, postage-paid envelope.  To conduct the meeting, a majority of shares must be represented either in person or by proxy.  Whether or not you plan to attend the meeting, your vote is very important to us.

We look forward to seeing you and thank you for your continued confidence and support.

Sincerely,

//s// C. Kent Williams

C. K. WILLIAMS
CEO and President American Enterprise Development Corporation

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DRAFT AUGUST 24, 2006 5:00 P.M.

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

1240 Blalock Road, Suite 150

Houston, Texas 77055

(713) 266-3700

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 22, 2006

To the Shareholders of American Enterprise Development Corporation:

A special meeting of the shareholders of American Enterprise Development Corporation (the “Company”) has been called by the Board of Directors.  The meeting will be held at 7606 Kevin Drive, Dallas, Texas 75248 at 1:00 p.m. on September 22, 2006, for the following purpose:

[x]

To consider and vote upon a proposal to authorize the Board of Directors to withdraw the Company’s election to be regulated as a business development company pursuant to Section 54(c) of the Investment Company Act of 1940, as amended.

The proposal referred to above is discussed in the Proxy Statement attached to this Notice.  You have the right to receive notice and to vote at this special shareholders meeting if you were a shareholder of record at the close of business on September 22, 2006.   Each shareholder is invited to attend the meeting in person.  Whether or not you expect to be present in person at the special meeting, please sign the enclosed proxy and return it promptly in the envelope provided.  Instructions are shown on the proxy card.  In the event there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

//s// C. Kent Williams

C. Kent Williams
President September 9, 2006

This is an important meeting and shareholders are requested to return the proxy card promptly. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Proxies may be revoked at any time before they are exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting your shares in person.

A shareholder of the Company objecting to the proposal above is not entitled under Texas law, the Company’s Articles of Incorporation or By-laws to demand payment for and an appraisal of his or her particular shares if the proposal is consummated over his or her objection.

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

1240 Blalock Road, Suite 150

Houston, Texas 77055

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of American Enterprise Development Corporation (the “Company”) for use at a special meeting of the of shareholders of the Company (the “Meeting”) to be held on September 22, 2006, 1:00 p.m. local time, at 7606 Kevin Drive, Dallas, Texas 75248 and at any adjournments thereof.  This Proxy Statement and the accompanying proxy card are first being sent to shareholders on or about September 4, 2006.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares).  If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the executed proxy card, the shares covered by the proxy card will be voted for the proposal as set forth in the accompanying Notice of Special Meeting of Shareholders.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposal (the “Proposal”):

To authorize the Board of Directors to withdraw the Company’s election to be regulated as a business development company pursuant to Section 54(c) of the Investment Company Act of 1940, as amended.

Voting Securities

You may vote your shares at the Meeting only if you were a shareholder of record at the close of business on September 1, 2006 (the “Record Date”).   On September 22, 2006, there were 47,464,332 shares of the Company’s common stock outstanding.  Each share of common stock is entitled to one vote.

If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached and the Meeting can commence. If a quorum is not present at the Meeting, or if a quorum is present but there are not enough votes to approve the Proposal, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.  An abstention from the vote on an adjournment will have the same effect as a vote against the adjournment motion. Broker non-votes will be treated as not present and not entitled to vote with respect to an adjournment motion and will have no effect on the outcome of an adjournment motion.

The affirmative vote of a majority of the outstanding shares of the Company’s common stock, present in person or by proxy, and entitled to vote at the Meeting is required to approve the Proposal.  A shareholder of the Company objecting to the Proposal above is not entitled under Texas law, the Company’s Articles of Incorporation or By-laws to demand payment for an appraisal of his or her particular shares if the proposal is consummated over his or her objection.

An abstention from voting on the Proposal will have the effect of a negative vote with respect to the Proposal. Broker non-votes will be treated as not present and not entitled to vote with respect to the Proposal and will have no effect on the outcome of the vote on the Proposal.

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Shareholders, and proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners.  The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefore).

Voting and Revocation of Proxies

If a shareholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

If you are a “shareholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Company’s Corporate Secretary in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any shareholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares.  If a broker, bank, or other institution or nominee holds your shares for your account (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s common stock as of September 1, 2006 for each person known to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, not including any officers or directors of the Company:

Title of Class	Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Wendell Eugene Ormiston 7606 Kevin Drive, Dallas, Texas 75248	9,000,000	19%
Common Stock	Marco Arce 7606 Kevin Drive, Dallas, Texas 75248	3,000,000	6%
Common Stock	Andre Niclolson 7606 Kevin Drive, Dallas, Texas 75248	3,000,000	6%
Common Stock	Jonathan Gilchrist 1240 Blalock Rd., Ste. 150 Houston, Texas 77055(1)	3,458,000(1)	7.3%

(1)  Mr. Gilchrist is the president and a beneficial owner of The Internet Business Factory, which owns 2,100,000 shares of our common stock; he is also the President of Goldbridge Capital, LLC, the former investment advisor to American Enterprise Development Corporation, which owns 720,000 shares of our common stock.  In addition, Mr. Gilchrist owns 638,000 shares individually.  He is the former Chairman and President of American Enterprise Development Corp.

The following table sets forth the beneficial ownership of the Company’s common stock as of September 1, 2006 for (i) each of the Company’s executive officers and directors and (ii) all of the Company’s executive officers and directors as a group:

Title of Class	Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Carey Kent Williams CEO, President, Secretary and Director 7606 Kevin Drive, Dallas, Texas 75248	12,000,000	25.3%
Common Stock	William Samuel Davis Chairman of the Board 10736 Country Hills Blvd. Tyler, TX 75708	9,000,000	19%
Common Stock	William Carmichael Director 1240 Blalock Rd., Ste. 150 Houston, Texas 77055	463,333	1%
Common Stock	Robert Wilson Director 1240 Blalock Rd., Ste. 150 Houston, Texas 77055	10,000	<1%
Common Stock	Jerry Martin Director 550 N. 159th Street E., Ste. 200 Wichita, Kansas 67230	2,040,000	4.3%
Common Stock	Bob Hamlin Director 7606 Kevin Drive, Dallas Texas 75248	- 0 -	--
Common Stock	All Officers and Directors as a Group:	21,473,333	49.6%

PROPOSAL 1

WITHDRAWAL OF BDC ELECTION

In December 2003, the Company filed an election to become subject to the 1940 Act, such that it could commence conducting business as a BDC.  The Company elected BDC status intending to seek out investment securities as its core business, rather than operate businesses directly.  The Company has determined, however, that in the current environment it would prefer to focus its efforts on the operation of businesses rather than act as a passive investor.

In consideration of the planned future operations of the Company and its existing operations, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that given the Company’s intent to focus on acquisitions of controlling interests in operating companies and assets, that the regulatory regime governing BDC’s is no longer appropriate and will hinder the Company’s future growth.

On July 25, 2006, the Board unanimously approved the Proposal, subject to shareholder approval, to withdraw the Company’s election to be treated as a BDC as soon as practicable so that it may begin conducting business as an operating company rather than a BDC subject to the 1940 Act. If the shareholders approve this Proposal to permit the Company to withdraw its BDC election, the withdrawal will become effective upon receipt by the SEC of the Company’s application on Form N-54C for withdrawal. After the Company’s application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDC’s generally, including regulations related to insurance, custody, composition of its Board, affiliated transactions and any compensation arrangements. As of the date hereof, we believe that the Company meets the requirements for filing an application to withdraw the election to be treated as a BDC.

Considerations Associated with the Withdrawal of Election to be Regulated as a BDC

When the Company ceases to be a BDC, the shareholders will lose certain protections, including the following:

•

The Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

•

The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company’s shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office;

•

The  Company will  no longer be required to ensure that a majority of the directors are persons who are not “interested persons,” as that term is defined in Section 56 of the 1940 Act, and certain persons that would be prevented from serving on the Company’s board if it were a BDC (such as  investment  bankers) will be able to serve on the Company’s board;

•

The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company’s ability to issue warrants and options;

•

The Company will be able to change the nature of its business and fundamental investment policies without having to obtain the approval of its shareholders;

•

The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value; and

•

The Company will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated there under.

Nevertheless, after the Company ceases to be a BDC, the Board will continue to be subject to customary principles of fiduciary duty with respect to the Company and its shareholders.  In addition, withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(b) of the Securities Exchange Act of 1934 (the  “Exchange Act”).   Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q,  Form  8-K,  proxy statements and other reports required under the Exchange Act.

Effect on the Financial Statements and Tax Status of the Company

The withdrawal of the Company’s election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows a BDC to recognize income and value its investments at market value as opposed to historical cost.  Operating companies use either the fair-value or historical-cost methods of accounting for financial statement  presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. Changing the Company’s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company’s ability to report an increase in value of its holdings as they occur. The Company believes that, in light of its limited assets, the effect of the change in method of accounting should not be material.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code.  Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its shareholders) as a “regular” corporation under Subchapter C of the Internal Revenue Code.

Interest of Certain Persons in Matters to be Acted Upon

Except in their capacity as shareholders (which interest does not differ to that of the common shareholders), none of the Company’s officers, directors, or any of their respective affiliates has any interest in the withdrawal of the Company’s election to be regulated as a BDC.

Given the investment focus, asset mix, business and operations of the Company as planned, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the 1940 Act as discussed above.

Purpose of the Proposal; Need for Shareholder Approval

Section 58 of the Investment Company Act of 1940 provides that a BDC may not deregister as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities.  All broker non-votes will be considered a vote against the proposal.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL AND AUTHORIZE THE BOARD TO WITHDRAW THE COMPANY’S ELECTION TO BE TREATED AS A BUSINESS DEVLEOPMENT COMPANY PURSUANT TO SECTION 54(C) UNDER THE 1940 ACT.

ADDITIONAL INFORMATION

Shareholders with questions about the Company are encouraged to contact the Company’s Corporate President.  However, if shareholders feel their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to an individual director(s) or to the Company’s board of directors, c/o Corporate Secretary, 1240 Blalock Road, Ste. 150, Houston, Texas 77055. All shareholder communications received by our Corporate Secretary in this manner will be delivered to the individual director(s) or to the Company’s board of directors.

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting.  If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting.  The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

You are cordially invited to attend the Meeting of Shareholders in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

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